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                                                                       EXHIBIT 8

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


                                                                47, Avenue Hoche
TEL (212) 715-9100                                                 75008 Paris
FAX (212) 715-8000                                                   France

                                         August 21, 2001

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA 19355-2120

                  Re:   Vishay Intertechnology, Inc.
                        $550,000,000 Liquid Yield Option Notes due 2021

Ladies and Gentlemen:

     We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering (i) up to $550,000,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due 2021 (Zero Coupon-- Subordinated) (the "LYONs") issued by the Company on June 4, 2001 under an indenture between the Company and The Bank of New York, as trustee, dated as of June 4, 2001 (the "Indenture") and (ii) shares of common stock, par value $0.10 per share, issuable upon conversion of the LYONs.

     In connection with our opinion, we have examined the Indenture, the Prospectus which forms a part of the Registration Statement (the "Prospectus") and such other documents and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

     This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions and administrative determinations as currently in effect, all of which are subject to change, prospectively or retrospectively, at any time. This opinion is rendered as of the date hereof, and we undertake no obligation to update or supplement this opinion to reflect any changes in laws that may occur after the date hereof.

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Kramer Levin Naftalis & Frankel LLP

Vishay Intertechnology, Inc.
June 4, 2001
Page 2



     Based on the foregoing, the information in the Prospectus under the caption "Certain United States Federal Income Tax Consequences," while not purporting to discuss all possible income tax matters relating to the LYONs, is, in all material respects, a correct summary of the United States Federal income tax matters referred to therein relating to the LYONs.

     We hereby consent to the use of this opinion as Exhibit 8 to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectus under the caption "Certain United States Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

     The foregoing opinion is limited to the United States Federal income tax matters addressed herein, and no other opinions are rendered with respect to other Federal tax or other matters or to any issues arising under the tax laws of any other country or any state or locality. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document or filed with any governmental agency without our express written consent.

                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP